UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Agreement.

On March 27, 2023, Kisses From Italy Inc., a Florida corporation (the “Company”), entered into Amendment #1 (the “Amendment”) to the Standby Equity Commitment Agreement, dated November 22, 2021 (the “Agreement”), with MacRab LLC, a Florida limited liability company (the “Investor”). As described below, the Amendment reduced the minimum purchase price pursuant to which the Company can require the Investor to purchase its shares.

Pursuant to the terms of the Agreement, the Company has the right to sell to the Investor up to $7,500,000 in shares of its common stock, subject to certain limitations, over a 24-month period ending on November 22, 2023. The price per share of Common Stock shall be ninety percent (90%) of the average of the volume weighted average price of the common stock for six trading days following the clearing date associated with the put notice delivered by the Company to the Investor. The minimum amount of each put shall be $10,000 and the maximum shall be the lower of 200% of the average daily trading volume and $250,000.

The Amendment amends the minimum price per share in the Agreement from $0.10 per share to $0.001. Accordingly, in order for any of the Company’s sale of common stock to the Investor to occur, the closing price of the Company’s common stock during each of the six trading days immediately preceding the respective “put date” must not be lower than $0.001 per share.

At the time the Agreement was executed and delivered by the parties, the Company issued to the Investor a five-year warrant to purchase 750,000 shares of common stock with standard anti-dilution provisions and cashless exercise.

Seventy-five million shares to be issued to the Investor pursuant to the terms of the Agreement, as amended by the Amendment, are registered pursuant to the Registration Statement declared effective by the Securities and Exchange Commission on September 9, 2022 (registration number 333-262277).

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.15 and is incorporated herein in its entirety by reference. The Agreement was filed as Exhibit 10.2 to the Current Report on Form 8-K, filed by the Company with the Securities Exchange Commission on November 30, 2021.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibits Number	Description

10.15	Amendment #1, dated March 27, 2003, to the Standby Equity Commitment Agreement, dated November 22, 2021, between Kisses from Italy Inc. and MacRab LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2023	KISSES FROM ITALY INC.

	By:	/s/ Claudio Ferri
	Name:	Claudio Ferri
	Title:	Chief Executive Officer

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